                                AMENDMENT NO. 1
                                       TO
                          EXPENSE LIMITATION AGREEMENT



         This Amendment No. 1 dated December 9, 1997 (the "Amendment") to the Expense Limitation Agreement dated April 14, 1997, by and between EQ Financial Consultants, Inc. and EQ Advisors Trust (the "Original Agreement"), amends the Original Agreement as follows:

         1. Duration of Agreement. With respect to each Portfolio specified in Schedule A to the Original Agreement, the Agreement will continue in effect until April 14, 1999 and thereafter will continue annually only so long as such continuance is specifically approved at least annually by a majority of the Board of Trustees of the Trust who are not interested persons of any party to the Agreement and who have no direct or indirect financial interest in the operation of the Original Agreement. With respect to each new Portfolio specified in Schedule A, as revised below, the Agreement will continue in effect for a period of more than one year from the date of the execution of this Amendment No. 1 only so long as such continuance is approved as specified above.

         2. Schedule A. Schedule A to the Original Agreement is replaced in its entirety by Schedule A attached hereto.

         Except as modified and amended hereby, the Original Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.


                                     EQ ADVISORS TRUST
                                     ON BEHALF OF EACH OF ITS SERIES


                                     By: /s/ Peter D. Noris
                                        ---------------------------------------
                                              Peter D. Noris
                                              President and Trustee

                                     EQ FINANCIAL CONSULTANTS, INC.


                                     By: /s/ Peter D. Noris
                                        ---------------------------------------
                                              Peter D. Noris
                                              Executive Vice President

                                   SCHEDULE A
                                       TO
                                AMENDMENT NO. 1
                                       TO
                          EXPENSE LIMITATION AGREEMENT



                           EXPENSE LIMITATION AMOUNTS

This Agreement relates to the following Portfolios of the Trust:

                                                        Maximum Expense
Name of Portfolio                                       Limitation Amount
-------------------------------------------------------------------------

T. Rowe Price International Stock Portfolio                      1.20%
T. Rowe Price Equity Income Portfolio                            0.85%
EQ/Putnam Growth & Income Value Portfolio                        0.85%
EQ/Putnam International Equity Portfolio                         1.20%
EQ/Putnam Investors Growth Portfolio                             0.85%
EQ/Putnam Balanced Portfolio                                     0.90%
MFS Research Portfolio                                           0.85%
MFS Emerging Growth Companies Portfolio                          0.85%
Morgan Stanley Emerging Markets Equity Portfolio                 1.75%
Warburg Pincus Small Company Value Portfolio                     1.00%
Merrill Lynch World Strategy Portfolio                           1.20%
Merrill Lynch Basic Value Equity Portfolio                       0.85%
Lazard Small Cap Value Portfolio                                 1.20%
Lazard Large Cap Value Portfolio                                 0.90%
JPM Core Bond Portfolio                                          0.80%
BT Small Company Index Portfolio                                 0.60%
BT International Equity Index Portfolio                          0.80%
BT Equity 500 Index Portfolio                                    0.55%

                                       2